UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 5, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2015, MagneGas Corporation (the “Company”) received notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that, because the Company failed to hold its annual meeting of shareholders by December 31, 2014 and file its definitive proxy statement, the Company no longer complies with Nasdaq Listing Rules 5620(a) and 5620(b) with respect to the annual meeting and proxy solicitation requirements for continued listing on Nasdaq.

In response to the letter from Nasdaq, we have determined that it is appropriate to hold our annual shareholder meeting for the year ended December 31, 2013 on Tuesday, January 27, 2015. We will be filing our Information Statement on Schedule 14C announcing the date for the annual meeting and providing the appropriate disclosure to all shareholders of record on Wednesday, January 7, 2015. We also plan on holding an annual meeting for the fiscal year ended December 31, 2014 in April or May 2015 following the disclosure of our audited financial statements on Form 10-K. We had planned to hold an annual shareholder meeting for both the 2013 and 2014 fiscal years on this same date, however, in light of Nasdaq’s letter, we are holding our 2013 annual shareholder meeting on January 27, 2015 and will hold our 2014 annual shareholder meeting in April or May 2015.

We have notified Nasdaq that we are appealing the delisting determination and that we are holding our annual meeting for the fiscal year 2013 on January 27, 2015. We believe that this will be an adequate response to the Nasdaq delisting notification and will bring us back into compliance with Nasdaq Listing Rule 5620(a) and 5620(b) with respect to the annual meeting and proxy solicitation requirements. Once we hold the annual shareholder meeting on January 27, 2015, we believe that any delisting hearing will be moot and we will no longer be subject to delisting for failure to hold our annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 9, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli Chief Executive Officer